Exhibit 99.1

FG NEXUS ANNOUNCES THIRD QUARTER HIGHLIGHTS AND SHAREHOLDER UPDATE

Charlotte, NC – November 20, 2025 – FG Nexus (Nasdaq: FGNX, FGNXP) (the “Company” or “FG Nexus”), today provided key highlights for the period ended September 30, 2025.

Key Operational Highlights During the Third Quarter of 2025

●	Launched strategy focused on digital asset treasury and RWA tokenization
	◌	Completed $200 million capital raise
	◌	Signed partnership with Securitize to natively tokenize FGNX and FGNXP

●	Streamlined operations to facilitate new strategy
	◌	Distributed legacy operations and assets to CVR Trust
	◌	Announced plans to sell remaining portion of reinsurance business and Quebec real estate

●	Implemented actions to increase NAV and enhance shareholder value
	◌	Announced $200 million common share buyback program

Key Balance Sheet Metrics (all amounts as of September 30, 2025):

●	Total ETH Holdings:	50,778 ETH
●	Cash and Cash Equivalents:	$7.5 million
●	Total Debt:	$1.9 million
●	Total Shareholders’ Equity:	$231.0 million
●	Book Value per common share:	$5.80

Subsequent Updates

On October 23, 2025, the Company commenced repurchasing its common shares under its previously announced share buyback program. To support this activity, the Company borrowed approximately $10 million and sold 10,922 ETH, with proceeds being deployed to accelerate repurchases and enhance shareholder value.

To date, these actions have resulted in the repurchase of 3.4 million common shares at an average price of approximately $3.45 per share.

As of November 19, 2025, the Company holds 40,005 ETH and cash and USDC holdings of approximately $37 million. Total debt outstanding is $11.9 million, common shares outstanding are 40.1 million (including 1.3 million unconverted prefunded warrants), and net asset value per share is approximately $3.94. Refer to the Company’s website and ETH tacker at https://fgnexus.io/eth-treasury-tracker/ for additional information.

“Since commencing the buyback, we have repurchased 8% of our shares outstanding at a substantial discount to our net asset value while maintaining a strong ETH and cash balance,” said Kyle Cerminara, Chairman & CEO of FG Nexus. “We plan to continue buying back shares while our stock trades below NAV, which creates increasingly asymptotic effect on our per-share valuation metrics as the number of shares outstanding declines and net asset value per share increases.”

About FG Nexus

FG Nexus (Nasdaq: FGNX, FGNXP) (the “Company”) is focused on building a digital asset treasury and a leading platform for the tokenization of real-world assets. To enhance the yield on its treasury, the Company will stake its ETH and implement additional yield strategies while positioning itself as a strategic gateway into digital-asset-powered finance, including tokenized RWAs and stablecoin-based yield solutions. The FGNX® logo is a registered trademark.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements are therefore entitled to the protection of the safe harbor provisions of these laws. These statements may be identified by the use of forward-looking terminology such as “anticipate,” “believe,” “budget,” “can,” “contemplate,” “continue,” “could,” “envision,” “estimate,” “expect,” “evaluate,” “forecast,” “goal,” “guidance,” “indicate,” “intend,” “likely,” “may,” “might,” “outlook,” “plan,” “possibly,” “potential,” “predict,” “probable,” “probably,” “pro-forma,” “project,” “seek,” “should,” “target,” “view,” “will,” “would,” “will be,” “will continue,” “will likely result” or the negative thereof or other variations thereon or comparable terminology. In particular, discussions and statements regarding the Company’s future business plans and initiatives are forward-looking in nature. We have based these forward-looking statements on our current expectations, assumptions, estimates, and projections. While we believe these to be reasonable, such forward-looking statements are only predictions and involve a number of risks and uncertainties, many of which are beyond our control. These and other important factors may cause our actual results, performance, or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements and may impact our ability to implement and execute on our future business plans and initiatives. Management cautions that the forward-looking statements in this press release are not guarantees of future performance, and we cannot assume that such statements will be realized or the forward-looking events and circumstances will occur. Factors that might cause such a difference include, without limitation, fluctuations in the market price of ETH and any associated impairment charges that the Company may incur as a result of a decrease in the market price of ETH below the value at which the Company’s ETH are carried on its balance sheet, changes in the accounting treatment relating to the Company’s ETH holdings, the Company’s ability to achieve profitable operations, government regulation of cryptocurrencies and online betting, changes in securities laws or regulations such as accounting rules as discussed below, customer acceptance of new products and services including the Company’s ETH treasury strategy, general conditions in the global economy; risks associated with operating in the merchant banking and managed services industries, including inadequately priced insured risks and credit risk; risks of not being able to execute on our asset management strategy and potential loss of value of our holdings; risk of becoming an investment company; fluctuations in our short-term results as we implement our business strategies; risks of not being able to attract and retain qualified management and personnel to implement and execute on our business and growth strategy; failure of our information technology systems, data breaches and cyber-attacks; our ability to establish and maintain an effective system of internal controls; the requirements of being a public company and losing our status as a smaller reporting company or becoming an accelerated filer; any potential conflicts of interest between us and our controlling stockholders and different interests of controlling stockholders; and potential conflicts of interest between us and our directors and executive officers.

Our expectations and future plans and initiatives may not be realized. If one of these risks or uncertainties materializes, or if our underlying assumptions prove incorrect, actual results may vary materially from those expected, estimated or projected. You are cautioned not to place undue reliance on forward-looking statements. Under U.S. generally accepted accounting principles, entities are required to measure certain crypto assets at fair value, with changes reflected in net income each reporting period. Changes in the fair value of crypto assets could result in significant fluctuations to the income statement results. The forward-looking statements are made only as of the date hereof and do not necessarily reflect our outlook at any other point in time. We do not undertake and specifically decline any obligation to update any such statements or to publicly announce the results of any revisions to any such statements to reflect new information, future events or developments.

Investor Contact

invest@fgnexus.io

Media Contact

media@fgnexus.io